Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of Fidelity Aviation Corporation for the quarterly period ended November 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in his capacity as an officer of the company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: January 14, 2009	/s/ Rong Yang
Rong Yang
President and Chief Executive Officer
(principal executive officer)

Date: January 14, 2009	/s/ Rong Yang
Rong Yang
Chief Financial Officer
(principal financial and accounting officer)